As Filed with the Securities and Exchange Commission on June 8, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLOWERS FOODS, INC.
(Exact name of issuer as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-2582379 (I.R.S. Employee Identification No.)
1919 Flowers Circle, Thomasville, Georgia 31757
(Address of principal executive offices)

FLOWERS FOODS, INC. 2001 EQUITY AND PERFORMANCE INCENTIVE PLAN,
AS AMENDED AND RESTATED AS OF APRIL 1, 2009
(Full title of the plan)

A. Ryals McMullian, Jr., Esq.
Associate General Counsel
Flowers Foods, Inc.
1919 Flowers Circle
Thomasville, Georgia 31757
(Name and address of agent for service)
(229) 226-9110
(Telephone number, including area code, of agent for service)
With a copy to:
Sterling A. Spainhour, Jr., Esq.
Jones Day
1420 Peachtree St., NE
Suite 800
Atlanta, GA 30309-3053
(404) 521-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Amount of
to Be Registered	Registered (1)	Share (2)	Price (3)	Registration Fee
Common Stock, $.01 Par Value	4,000,000	$21.695	$86,780,000	$4,842.32

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	Computed in accordance with Rule 457(h) under the Securities Act, solely for the purposes of determining the registration fee.

(3)	Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act, the price per share is based on the average of the high and low prices of the common stock reported on the New York Stock Exchange on June 2, 2009.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 (this “Registration Statement”) relating to the Flowers Foods, Inc. 2001 Equity and Performance Incentive Plan, as amended and restated as of April 1, 2009 (the “Plan”), is being filed to register additional securities of the same class as other securities for which a previously filed registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8 previously filed by Flowers Foods, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 9, 2006 (File No. 333-132293) and April 23, 2001 (File No. 333-59354) with respect to the Plan, including all attachments and exhibits thereto.
PART II
     ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents filed by the Company with the Commission are incorporated herein by reference:
1.	The Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the Commission on March 4, 2009;

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 25, 2009 filed with the Commission on June 4, 2009;

3.	The Company’s Current Reports on Form 8-K filed on February 5, 2009 and May 27, 2009; and

4.	The description of the Company’s common stock contained in the Company’s Registration Statement on Form 10 under the Securities Exchange Act of 1934 and all amendments thereto.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed).

ITEM 8. EXHIBITS.

Exhibit
Number.	Description
4.1	Restated Articles of Incorporation of Flowers Foods, Inc., as amended on May 30, 2008 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q, dated June 4, 2009, File No. 1-16247).

4.2	Amended and Restated Bylaws of Flowers Foods, Inc. as amended on November 14, 2008 (Incorporated by reference to the Company’s Current Report on Form 8-K dated November 18, 2008, File No. 1-16247).

4.3	Share Certificate of Common Stock of Flowers Foods, Inc. (Incorporated by reference to the Company’s Annual Report on Form 10-K, dated March 30, 2001, File No. 1-16247).

4.4	Rights Agreement between Flowers Foods, Inc. and First Union National Bank, as Rights Agent, dated March 23, 2001 (Incorporated by reference to the Company’s Annual Report on Form 10-K, dated March 30, 2001, File No. 1-16247).

4.5	Amendment No. 1, dated November 15, 2002, to Rights Agreement between Flowers Foods, Inc. and Wachovia Bank, N.A. (as successor in interest to First Union National Bank), as rights agent, dated March 23, 2001. (Incorporated by reference to the Company’s Registration Statement on Form 8-A, dated November 18, 2002, File No. 1-16247).

10.1	Flowers Foods, Inc. Equity and Performance Incentive Plan, as amended and restated as of April 1, 2009 (Incorporated by reference to the Company’s Proxy Statement on Schedule 14A, dated April 24, 2009, File No. 1-16247).

*5.1	Opinion of Jones Day.

*23.1	Consent of Jones Day (included in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page of this Registration Statement).

*	filed herewith
ITEM 9. UNDERTAKINGS.
     The undersigned registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of Georgia, on the 8th day of June, 2009.

FLOWERS FOODS, INC.
By:	/s/ Stephen R. Avera
Stephen R. Avera
Executive Vice President, Secretary & General Counsel

POWER OF ATTORNEY
     Know all men by these presents, that each of the undersigned officers and/or directors of Flowers Foods, Inc., a Georgia corporation, hereby constitutes and appoints each of George E. Deese, R. Steve Kinsey and Stephen R. Avera, the true and lawful attorney-in-fact of the undersigned, with full power of substitution and re-substitution, to act on and sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, or any state regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ George E. Deese George E. Deese	President, Chief Executive Officer and Chairman of the Board	June 8, 2009
/s/ R. Steve Kinsey R. Steve Kinsey	Executive Vice President & Chief Financial Officer	June 8, 2009
/s/ Karyl H. Lauder Karyl H. Lauder	Senior Vice President & Chief Accounting Officer	June 8, 2009
/s/ Amos R. McMullian Amos R. McMullian	Director	June 8, 2009
/s/ Joe E. Beverly Joe E. Beverly	Director	June 8, 2009
/s/ Franklin L. Burke Franklin L. Burke	Director	June 8, 2009
Manuel A. Fernandez Manuel A. Fernandez	Director	June 8, 2009
/s/ Benjamin H. Griswold Benjamin H. Griswold, IV	Director	June 8, 2009
/s/ Joseph L. Lanier, Jr. Joseph L. Lanier, Jr.	Director	June 8, 2009
/s/ J.V. Shields, Jr. J.V. Shields, Jr.	Director	June 8, 2009
/s/ Melvin T. Stith Melvin T. Stith	Director	June 8, 2009
/s/ Jackie M. Ward Jackie M. Ward	Director	June 8, 2009
/s/ C. Martin Wood III C. Martin Wood III	Director	June 8, 2009

EXHIBIT INDEX

Exhibit
Number.	Description
5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.